November 3, 2021

FOR ADDITIONAL INFORMATION

Media	Investors
Dave Rau	Randy Hulen	Christopher Turnure
Corporate Media Relations	VP, Investor Relations and Treasurer	Director, Investor Relations
(614) 493-8657	(219) 647-5688	(614) 404-9426
drau@nisource.com	rghulen@nisource.com	cturnure@nisource.com

NiSource Reports Third Quarter 2021 Results

•2021 results expected to be at the top end of guidance range
•Initiates 2022 guidance that is consistent with 5 to 7 percent near-term and 7 to 9 percent long-term growth commitments
•Preferred plan from 2021 Integrated Resource Plan (IRP) advances transition toward lower-cost, cleaner and reliable generation
•Safety, reliability, customer affordability and sustainability remain top priorities

MERRILLVILLE, Ind. - NiSource Inc. (NYSE: NI) today announced, on a GAAP basis, net income available to common shareholders for the three months ended September 30, 2021 of $49.4 million, or $0.12 diluted earnings per share, compared to net loss available to common shareholders of $186.7 million, or $0.49 diluted loss per share, for the same period of 2020. For the nine months ended September 30, 2021, NiSource's net income available to common shareholders was $377.6 million, or $0.91 diluted earnings per share, compared to net loss available to common shareholders of $143.4 million, or $0.37 diluted loss per share, for the same period of 2020.

NiSource also reported non-GAAP net operating earnings available to common shareholders of $47.1 million, or $0.11 diluted earnings per share, for the three months ended September 30, 2021, compared to non-GAAP net operating earnings available to common shareholders of $36.3 million, or $0.09 diluted earnings per share, for the same period of 2020. For the nine months ended September 30, 2021, NiSource's non-GAAP net operating earnings available to common shareholders was $404.5 million, or $0.98 diluted earnings per share, compared to non-GAAP net operating earnings available to common shareholders of $377.4 million, or $0.98 diluted earnings per share, for the same period of 2020. Schedule 1 of this press release contains a complete reconciliation of GAAP measures to non-GAAP measures.

"Strong execution of NiSource's significant renewable energy investments continues to be the highlight of our foundation for future growth,” said NiSource President and CEO Joe Hamrock. “We continue to expect that our core infrastructure programs and renewable generation investments will drive industry-leading compound annual growth of 7 to 9 percent in diluted net operating earnings per share through 2024, growth driven by our commitments to safety, reliability, customer affordability and sustainability. As we begin to refine our outlook for longer-term growth, the preferred plan from NIPSCO’s 2021 IRP also identifies additional investment opportunities while advancing the retirement of all coal-fired generation between 2026 and 2028, and supports our plan to reduce greenhouse gas emissions 90 percent by 2030."

Outlook: Diluted Net Operating Earnings per Share and Capital Guidance

Today NiSource introduced 2022 non-GAAP diluted net operating EPS guidance of $1.42 to $1.48, consistent with its near and long-term growth commitments.

NiSource now expects to achieve the top end of its 2021 non-GAAP diluted net operating earnings guidance of $1.32 to $1.36 per share. The Company also expects to make capital investments of approximately $2 billion in 2021, and $2.4 to $2.7 billion in 2022.

Non-GAAP diluted net operating earnings per share (NOEPS) are expected to grow by 7 to 9 percent through 2024 on a compound annual growth rate basis from the expected top end of the 2021 diluted NOEPS guidance, including near-term annual growth of 5 to 7 percent through 2023. NiSource reminds investors that it does not provide a GAAP equivalent of its earnings guidance due to the impact of unpredictable factors such as fluctuations in weather and other unusual and infrequent items included in GAAP results.

The company expects to make capital investments totaling approximately $10 billion during the 2021-2024 period, comprised of annual investments of $1.9 to $2.2 billion for growth, safety and reliability, and an additional $2 billion in renewable generation to replace the retiring coal-fired generation capacity of Schahfer Generating Station. These investments are expected to drive compound annual rate base growth of 10 to 12 percent for each of our businesses through 2024.

Third Quarter 2021 and Recent Business Highlights

Electric Operations
Northern Indiana Public Service Company (NIPSCO) announced the preferred plan from its latest IRP on October 21, 2021. The IRP is expected to be submitted to the Indiana Utility Regulatory Commission (IURC) by mid-November. It continues the company’s industry-leading path toward lower-cost, reliable and more sustainable forms of generation. The preferred plan refines the timeline to retire coal-fired generation at the Michigan City Generating Station to between 2026 and 2028, and it supports NiSource's targeted 90 percent reduction in greenhouse gases by 2030.

The company estimates that investments of up to $750 million will be necessary to replace the retiring coal capacity associated with Michigan City Generating Station, as well as gas peaking units 16A and 16B at the Schahfer Generating Station site. The NIPSCO portion of this investment will be better understood as bids in the Request for Proposals (RFP) are further evaluated. The company believes the most viable replacement option is a portfolio of diverse resources including incremental solar, stand-alone battery storage and natural gas peaking resources. Additionally, NiSource plans to evaluate hydrogen and emerging storage technologies identified as potential pathways toward further decarbonization of the generation portfolio.

Additional electric operations highlights:
•NIPSCO continues to execute an electric generation transition consistent with the preferred plan from its 2018 IRP. Units 14 and 15 at Schahfer Generating Station retired as of October 1, 2021. Units 17 and 18 are expected to retire in 2023.

•The IURC provided regulatory approval of the Indiana Crossroads II wind project, a power purchase agreement, on September 1, 2021. All renewables projects needed to replace the retiring capacity of Schahfer Generating Station have now received approval.

•Indiana Crossroads I wind project is on track to become operational in Q4 2021, joining two renewable energy projects already in service. Construction began in September on Dunns

Bridge Solar I, a 265 megawatt (MW) facility being built by a subsidiary of NextEra Energy Resources under a build-transfer agreement. In October 2021, EDP Renewables North America started construction on the 200 MW Indiana Crossroads Solar project, which is also a build-transfer project. Both are expected to enter service in 2022. Two additional renewables projects are also expected to become operational in 2022, as the company partners with leading renewable energy developers.

•NIPSCO’s proposed new Electric Transmission, Distribution and Storage Improvement Charge (TDSIC) Plan is pending before the IURC. It includes $1.64 billion in current and planned investments from 2021 through 2026 to enhance the safety and reliability of electric infrastructure, as well as improve customer service.

Gas Distribution Operations
Solid progress continues in filed rate cases:

•Columbia Gas of Ohio’s rate case continues progress toward an expected order from the Public Utilities Commission of Ohio in 2022. It is focused on continued investments in infrastructure reliability and safety. The case seeks an increase of $221.4 million, net of the Capital Expenditure Program (CEP) and Infrastructure Replacement Program (IRP) Riders, which the company is seeking to extend.

•NIPSCO filed a gas base rate case before the IURC on September 29, 2021. The case seeks a revenue increase of $115 million annually. In addition to infrastructure modernization, the proposal would enable NIPSCO to continue to serve customers with a safe, reliable supply of natural gas, while remaining in compliance with state and federal safety requirements.

•Columbia Gas of Pennsylvania received a proposed order from an administrative law judge recommending the Pennsylvania Public Utility Commission approve a settlement in the company’s pending rate case. The settlement would increase revenue by $58.5 million, with new rates effective December 29, 2021. If approved, the adjusted rates will help to continue investments in infrastructure upgrades, system reliability and maintenance enhancements. The Commission’s final order is expected by mid-December.

•Columbia Gas of Kentucky filed a Joint Stipulation, Settlement Agreement and Recommendation with the Kentucky Public Service Commission in its base rate case on October 27, 2021. If approved, the company will receive an annual revenue increase of $18.6 million to support continued investments in safety and replacing aging infrastructure.

•Columbia Gas of Maryland expects a final order in its rate case filed with the Maryland Public Service Commission in December. An increase in annual revenues of approximately $4.8 million is requested.

Safety Enhancements Update

Safety initiatives continue to advance in the electric and gas businesses. NiSource's vision remains to lead and exceed the industry in safety. Recent updates include:

•On track to complete the installation of automated shut off valves for all low pressure gas systems by year end 2021
•Successfully completed stage one of a Safety Management System certification by Lloyd’s Register; stage two is planned for 2022

•Implemented an industry-leading probabilistic risk assessment model to prioritize gas main replacement projects, the first time it has been used on an asset base as large as NiSource’s

Additional information for the quarter ended September 30, 2021, is available on the Investors section of www.nisource.com, including segment and financial information and our presentation to be discussed at the company's third quarter 2021 earnings conference call scheduled for November 3, 2021 at 11 a.m. ET.

About NiSource
NiSource Inc. (NYSE: NI) is one of the largest fully-regulated utility companies in the United States, serving approximately 3.2 million natural gas customers and 500,000 electric customers across six states through its local Columbia Gas and NIPSCO brands. Based in Merrillville, Indiana, NiSource’s approximately 7,500 employees are focused on safely delivering reliable and affordable energy to our customers and communities we serve. NiSource is a member of the Dow Jones Sustainability - North America Index. Additional information about NiSource, its investments in modern infrastructure and systems, its commitments and its local brands can be found at www.nisource.com. Follow us at www.facebook.com/nisource, www.linkedin.com/company/nisource or www.twitter.com/nisourceinc. NI-F

Forward-Looking Statements
This press release contains “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Investors and prospective investors should understand that many factors govern whether any forward-looking statement contained herein will be or can be realized. Any one of those factors could cause actual results to differ materially from those projected. These forward-looking statements include, but are not limited to, statements concerning our plans, strategies, objectives, expected performance, expenditures, recovery of expenditures through rates, stated on either a consolidated or segment basis, and any and all underlying assumptions and other statements that are other than statements of historical fact. Expressions of future goals and expectations and similar expressions, including "may," "will," "should," "could," "would," "aims," "seeks," "expects," "plans," "anticipates," "intends," "believes," "estimates," "predicts," "potential," "targets," "forecast," and "continue," reflecting something other than historical fact are intended to identify forward-looking statements. All forward-looking statements are based on assumptions that management believes to be reasonable; however, there can be no assurance that actual results will not differ materially.

Factors that could cause actual results to differ materially from the projections, forecasts, estimates and expectations discussed in this press release include, among other things, our ability to execute our business plan or growth strategy, including utility infrastructure investments; potential incidents and other operating risks associated with our business; our ability to adapt to, and manage costs related to, advances in technology; impacts related to our aging infrastructure; our ability to obtain sufficient insurance coverage and whether such coverage will protect us against significant losses; the success of our electric generation strategy; construction risks and natural gas costs and supply risks; fluctuations in demand from residential and commercial customers; fluctuations in the price of energy commodities and related transportation costs or an inability to obtain an adequate, reliable and cost-effective fuel supply to meet customer demands; the attraction and retention of a qualified workforce and ability to maintain good labor relations; our ability to manage new initiatives and organizational changes; the performance of third-party suppliers and service providers; potential cyber-attacks; any damage to our reputation; any remaining liabilities or impact related to the sale of the Massachusetts Business; the impacts of natural disasters, potential terrorist attacks or other catastrophic events; the impacts of climate change and extreme weather conditions; our debt obligations; any changes to our credit rating or the credit rating of certain of our subsidiaries; any adverse effects related to our equity units; adverse economic and capital market conditions or increases in interest rates; economic regulation and the impact of regulatory rate reviews; our ability to obtain expected financial or regulatory outcomes; continuing and potential future impacts from the COVID-19 pandemic; economic conditions in certain industries; the reliability of customers and suppliers to fulfill their payment and contractual obligations; the ability of our subsidiaries to generate cash; pension funding obligations; potential impairments of goodwill; changes in the method for determining LIBOR and the potential replacement of the LIBOR benchmark interest rate; the outcome of legal and regulatory proceedings, investigations, incidents, claims and litigation; potential remaining liabilities related to the Greater Lawrence Incident; compliance with the agreements entered into with the U.S. Attorney’s Office to settle the U.S. Attorney’s Office’s investigation relating to the Greater Lawrence Incident; compliance with applicable laws, regulations and tariffs; compliance with environmental laws and the costs of associated liabilities; changes in taxation; and other matters set forth in Part I, Item 1, “Business,” Item 1A, “Risk Factors” and Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” of the company's annual report on Form 10-K for the year ended December 31, 2020; and Part II, Item 1A, “Risk Factors,” of the company’s quarterly report on Form 10-Q for the quarter ended March 31, 2021, many of which risks are beyond our control. In addition, the relative contributions to profitability by each business segment, and the assumptions underlying the forward-looking statements relating thereto, may change over time.

All forward-looking statements are expressly qualified in their entirety by the foregoing cautionary statements. We undertake no obligation to, and expressly disclaim any such obligation to, update or revise any forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events or changes to the future results over time or otherwise, except as required by law.

Regulation G Disclosure Statement
This press release includes financial results and guidance for NiSource with respect to net operating earnings available to common shareholders, which is a non-GAAP financial measure as defined by the Securities and Exchange Commission’s (SEC) Regulation G. The company includes this measure because management believes it permits investors to view the company’s performance using the same tools that management uses and to better evaluate the company’s ongoing business performance. With respect to such guidance, it should be noted that there will likely be a difference between this measure and its GAAP equivalent due to various factors, including, but not limited to, fluctuations in weather, the impact of asset sales and impairments, and other items included in GAAP results. The company is not able to estimate the impact of such factors on GAAP earnings and, as such, is not providing earnings guidance on a GAAP basis. In addition, the company is not able to provide a reconciliation of its non-GAAP net operating earnings guidance to its GAAP equivalent without unreasonable efforts.

Schedule 1 - Reconciliation of Consolidated Net Income (Loss) Available to Common Shareholders to Net Operating Earnings Available to Common Shareholders (Non-GAAP) (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,

(in millions, except per share amounts)	2021	2020	2021	2020
GAAP Net Income (Loss) Available to Common Shareholders	$49.4	$(186.7)	$377.6	$(143.4)
Adjustments to Operating Income:
Operating Revenues:
Weather - compared to normal	(15.4)	(5.2)	(12.5)	16.0
Operating Expenses:
Greater Lawrence Incident(1)	1.0	2.3	8.0	15.4
Plant retirement costs(2)	3.6	—	12.2	4.6
NiSource Next initiative(3)	7.8	26.6	22.1	26.6
Massachusetts Business sale related amounts(4)	(0.1)	31.5	6.8	381.4
Loss (gain) on sale of assets, net	—	0.3	—	(0.4)
Total adjustments to operating income	(3.1)	55.5	36.6	443.6
Other Income (Deductions):
Loss on early extinguishment of long-term debt	—	243.4	—	243.4
Income Taxes:
Tax effect of above items(5)	0.8	(75.9)	(9.7)	(166.2)
Total adjustments to net income (loss)	(2.3)	223.0	26.9	520.8
Net Operating Earnings Available to Common Shareholders (Non-GAAP)	$47.1	$36.3	$404.5	$377.4
Diluted Average Common Shares(6)	430.3	384.7	415.8	384.4
GAAP Diluted Earnings (Loss) Per Share(7)	$0.12	$(0.49)	$0.91	$(0.37)
Adjustments to diluted earnings (loss) per share	(0.01)	0.58	0.07	1.35
Non-GAAP Diluted Net Operating Earnings Per Share(7)	$0.11	$0.09	$0.98	$0.98
(1)Represents costs incurred for estimated third-party claims and related other expenses as a result of the Greater Lawrence Incident.
(2)Represents non-recurring unrecoverable costs incurred in connection with the accelerated partial retirement completed on October 1, 2021 at R.M. Schahfer Generating Station.
(3)Represents incremental severance and third-party consulting costs incurred in connection with the NiSource Next initiative.
(4)2021 primarily represents final net working capital adjustments to the purchase price for the loss incurred on the sale of the Massachusetts Business. 2020 primarily represents loss recorded as a result of measuring the assets and liabilities of the Massachusetts Business at fair value, less costs to sell, including third-party consulting costs incurred for the separation and transition of the Massachusetts Business, offset by depreciation and amortization expense that was ceased for GAAP purposes as a result of classifying the Massachusetts Business as held for sale.
(5)Represents income tax expense calculated using the statutory tax rates by legal entity. 2020 includes adjustment for CMA non-deductible payment in lieu of penalties.
(6)Beginning in 2021, we changed our Non-GAAP measure from Basic to Diluted Net Operating Earnings per Share. Basic Average Common Shares Outstanding were 383.8M and 383.5M for the three and nine months ended September 30, 2020. Non-GAAP Net Operating Earnings per Share of $0.09 and $0.98, respectively, remained unchanged.
(7)The Non-GAAP diluted NOEPS numerator for the three and nine months ended September 30, 2021 is equal to net operating earnings available to common shareholders adjusted for respective $0.6M and $1.0M add-backs for interest expense incurred, net of tax, related to the Series A Equity Unit purchase contracts.